QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on November 7, 2001

Registration No. 333-**

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HILTON HOTELS CORPORATION
(Exact name of company as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	36-2058176 (I.R.S. Employer Identification No.)

9336 Civic Center Drive Beverly Hills, California (Address of principal executive offices)	90210 (Zip Code)

Hilton Hotels Corporation
Directors' Stock and Deferred Retainer Plan
(Full title of the plan)

Madeleine A. Kleiner
Executive Vice President,
General Counsel and Corporate Secretary
Hilton Hotels Corporation
9336 Civic Center Drive
Beverly Hills, CA 90210
(Name and address of agent for service)

(310) 278-4321
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

Common Stock	2,000,000	$8.71	$17,420,000	$4,355

Plan Interests	n/a	n/a	n/a	n/a

(1)
This Registration Statement covers (i) 2,000,000 shares of the Registrant's Common Stock which may be offered or sold under the Registrant's Directors' Stock and Deferred Retainer Plan; and (ii) an indeterminate amount of plan interests which may be offered or sold under the Registrant's Directors' Stock and Deferred Retainer Plan. The proposed maximum offering price per share is based upon the average of the high and low sale prices of the Registrant's Common Stock on November 1, 2001. Pursuant to Division of Corporate Finance Manual of Publicly Available Telephone Interpretations, July 1997 Interpretation G68, there is no fee required where an indeterminate number of plan interests are being registered. This Registration Statement also covers an indeterminate number of shares of the Registrant's Common Stock which may be issued upon stock splits, stock dividends, or similar transactions in accordance with Rule 416.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

    The following documents filed with the U.S. Securities and Exchange Commission (the "Commission") by Hilton Hotels Corporation (the "Company") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Form S-8 Registration Statement (the "Registration Statement") and made a part hereof:

  1.
  The Company's Annual Report on Form 10-K for the year ended December 31, 2000 (the "Form 10-K");

  2.
  The Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 2001 and June 30, 2001; and

  3.
  The Company's Current Reports on Form 8-K dated February 12, 2001, February 20, 2001, May 10, 2001, August 16, 2001 and August 29, 2001.

    All documents and reports filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified shall not be deemed to constitute a part of this Registration Statement except as so modified and any statement so superseded shall not be deemed to constitute a part of this Registration Statement.

Independent Accountants

    The financial statements and schedules incorporated by reference in this prospectus and elsewhere in the Registration Statement to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

Item 4. Description of Securities.

    Not applicable.

Item 5. Interests of Named Experts and Counsel.

    Not applicable.

Item 6. Indemnification of Directors and Officers.

    Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The Company's Restated Certificate of Incorporation and By-laws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware

II–1

General Corporation Law. In addition, the Company has entered into indemnification agreements with its executive officers and directors. The Company has also purchased and maintained insurance for its officers, directors, employees or agents against liabilities which an officer, a director, an employee or an agent may incur in his or her capacity as such.

Item 7. Exemption from Registration Claimed.

    Not applicable.

Item 8. Exhibits.

Exhibit Numbers	Exhibit
4.1	Restated Certificate of Incorporation of the Company, as amended (incorporated herein by reference from Exhibit 4.1 to the Company's Registration Statement on Form S-3 (File No. 333-18523))
4.2	Amendment to Restated Certificate of Incorporation of the Company (incorporated herein by reference from Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997)
4.3	Amendment to Restated Certificate of Incorporation of the Company (incorporated herein by reference from Appendix F to the Company's Registration Statement on Form S-4 (File No. 333-89437))
4.4	By-Laws of the Company, as amended (incorporated herein by reference from Exhibit 4.2 to the Company's Registration Statement on Form S-3 (File No. 333-18523))
4.5	Amendment to By-Laws of the Company (incorporated herein by reference from Exhibit 3.4 to the Company's Annual Report on Form 10-K for the year ended December 31, 1998)
4.6	Amendment to By-Laws of the Company (incorporated herein by reference from Appendix G to the Company's Registration Statement on Form S-4 (File No. 333-89437))
23.1	Consent of Arthur Andersen LLP
24	Power of Attorney (included as part of the signature page)
99.1	Directors' Stock and Deferred Retainer Plan

Item 9. Undertakings.

    The undersigned hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i)
    To include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

II–2

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II–3

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California, on this 6th day of November, 2001.

HILTON HOTELS CORPORATION
By:	/s/ MADELEINE A. KLEINER Name: Madeleine A. Kleiner Title: Executive Vice President, General Counsel and Corporate Secretary

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below as of the 6th day of November, 2001 by or on behalf of the following persons in the capacities indicated.

    Each person, in so signing, also makes, constitutes and appoints Madeleine A. Kleiner his or her true and lawful attorney-in-fact, in his or her name, place and stead to execute and cause to be filed with the Securities and Exchange Commission any or all amendments to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, and to do and perform each and every act and thing necessary to effectuate the same.

/s/ STEPHEN F. BOLLENBACH Stephen F. Bollenbach President, Chief Executive Officer and Director	/s/ BENJAMIN V. LAMBERT Benjamin V. Lambert Director
/s/ A. STEVEN CROWN A. Steven Crown Director	/s/ DAVID MICHELS David Michels Director
/s/ PETER M. GEORGE Peter M. George Director	/s/ JOHN H. MYERS John H. Myers Director
/s/ MATTHEW J. HART Matthew J. Hart Executive Vice President and Chief Financial Officer	/s/ JOHN L. NOTTER John L. Notter Director
/s/ BARRON HILTON Barron Hilton Chairman of the Board	/s/ JUDY L. SHELTON Judy L. Shelton Director
/s/ DIETER H. HUCKESTEIN Dieter H. Huckestein Director	/s/ DONNA F. TUTTLE Donna F. Tuttle Director
/s/ ROBERT L. JOHNSON Robert L. Johnson Director	/s/ PETER V. UEBERROTH Peter V. Ueberroth Director
/s/ ROBERT M. LA FORGIA Robert M. La Forgia Senior Vice President and Controller (Chief Accounting Officer)	/s/ SAM D. YOUNG, JR. Sam D. Young, Jr. Director

II–4

    THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Committee appointed under the Plan has duly caused this Registration Statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California, on this 6th day of November, 2001.

DIRECTORS' STOCK AND DEFERRED RETAINER PLAN

By:	Pension and Thrift Committee of the Company
By:	/s/ MOLLY MCKENZIE-SWARTS Molly McKenzie-Swarts Committee Member

II–5

INDEX TO EXHIBITS

Exhibit Numbers	Exhibit
4.1	Restated Certificate of Incorporation of the Company, as amended (incorporated herein by reference from Exhibit 4.1 to the Company's Registration Statement on Form S-3 (File No. 333-18523))
4.2	Amendment to Restated Certificate of Incorporation of the Company (incorporated herein by reference from Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997)
4.3	Amendment to Restated Certificate of Incorporation of the Company (incorporated herein by reference from Appendix F to the Company's Registration Statement on Form S-4 (File No. 333-89437))
4.4	By-Laws of the Company, as amended (incorporated herein by reference from Exhibit 4.2 to the Company's Registration Statement on Form S-3 (File No. 333-18523))
4.5	Amendment to By-Laws of the Company (incorporated herein by reference from Exhibit 3.4 to the Company's Annual Report on Form 10-K for the year ended December 31, 1998)
4.6	Amendment to By-Laws of the Company (incorporated herein by reference from Appendix G to the Company's Registration Statement on Form S-4 (File No. 333-89437))
23.1	Consent of Arthur Andersen LLP
24	Power of Attorney (included as part of the signature page)
99.1	Directors' Stock and Deferred Retainer Plan

QuickLinks

FORM S-8
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
INDEX TO EXHIBITS